UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

____________________

SCHEDULE 14A
(RULE 14a-101)
SCHEDULE 14A INFORMATION

____________________

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

Filed by Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement.
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Under Rule 14a-12

PURPLE INNOVATION, INC.
(Name of Registrant as Specified In Its Charter)

_____________________________________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials:
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

FOR THE SHAREHOLDER MEETING TO BE HELD ON MAY 21, 2021

The Annual Meeting of Stockholders of Purple Innovation, Inc. will be held on Friday May 21, 2021, at 9:00 a.m. (Mountain Time). This year’s meeting will be conducted exclusively via a live audio webcast. In order to attend and vote at the Annual Meeting, you must register in advance at https:// register.proxypush.com/PRPL prior to the deadline of May 19, 2021 at 5:00 p.m. Eastern Time. If you hold your shares of common stock as a record holder (i.e. shares are in your name), you can register to attend by using the control number found on this Notice of Availability. If you hold your shares in “street name” (i.e. shares held by a broker, bank or other nominee), you will receive a control number from your broker, bank or other nominee which you can use to register. In either case, once you have registered to attend, you will receive further instructions via email, including your unique URL link that will allow you access to the Annual Meeting and will permit you to submit questions.

PROXY STATEMENT, 2020 ANNUAL REPORT ON FORM 10-K, NOTICE OF ANNUAL MEETING AND PROXY CARD ARE AVAILABLE AT:

http://www.pstvote.com/purple2021

Dear Stockholder:

The 2021 Annual Meeting of Stockholders of Purple Innovation, Inc. has been called to consider and act upon the following matters:

Proposal No. 1:	Election Of Directors: Pano Anthos, Gary DiCamillo, Adam Gray, Claudia Hollingsworth, Gary Kiedaisch, Joseph B. Megibow, Paul Zepf and Dawn Zier.
Proposal No. 2:	Advisory approval of our executive compensation.
Proposal No. 3:	Advisory vote on the frequency of future stockholder advisory votes on our executive compensation.
Proposal No. 4:	The ratification of the Audit Committee’s appointment of BDO USA, LLP as our independent registered public accounting firm for the year ending December 31, 2021.

Our Board of Directors recommends a vote “FOR” Proposals 1, 2 and 4. Our Board of Directors recommends a vote in favor of “1 year” on Proposal 3 for the frequency of future stockholder advisory votes on our executive compensation.

This is not a ballot. You cannot use this notice to vote your shares. This communication presents only an overview of the more complete proxy materials which contain important information and are available to you on on-line or by mail. Complete proxy ma terials, including the proxy statement, annual report, and proxy card, are available to you on-line at http://www.pstvote.com/ purple2021 or upon your request by e-mail or first class mail. We encourage you to access and review all of the important information contained in the proxy materials before voting.

You may vote on-line, by mail or via the internet during the Annual Meeting. If you wish to vote on-line you will need your “Shareholder Control Number” (which can be found in the bottom right hand corner of this Notice of Availability) and the web address, all of which will be included with or on the proxy card located on the internet website stated above or mailed to you at your request. No other personal information will be required in order to vote in this manner. If you wish to vote by mail, simply print out the proxy card located on the Internet website stated above, mark the proxy card accordingly, sign and return it to us at the address indicated on the proxy card. If you wish to vote via the internet at the Annual Meeting of Stockholders, you must register in advance at https://register.proxypush.com/PRPL prior to the deadline of May 19, 2021 at 5:00 p.m. Eastern Time. Your proxy card will not be used if you vote at the Annual Meeting. Additional information about attending and voting at the Annual Meeting is available in the Proxy Statement.

Important Notice Regarding the Availability of Proxy Materials

For the Stockholder Meeting to be Held on May 21, 2021

1.      This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting.

2.      The Proxy Statement, 2020 Annual Report on Form 10-K, Notice of Annual Meeting and proxy card are available at hppt://www.pstvote.com/purple2021.

3.      If you want to receive a paper or e-mail copy of these documents, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed below on or before April 15, 2021 to facilitate timely delivery.

To request a paper copy of these items either:

•        Call our toll-free number — 866-223-0448; or

•        Visit our website at http://www.pstvote.com/purple2021; or

•        Send us an e-mail at info@philadelphiastocktransfer.com.

Please clearly identify the items you are requesting, your Bank name, and your name along with the Shareholder Control Number located in the lower right hand corner of this notice and the name and address to which the materials should be mailed.

By Order of the Board of Directors

Casey K. McGarvey

Chief Legal Officer & Corporate Secretary